                                                               EXHIBIT 10 (iii)




                                  GRANGES INC.





TO:              DA CAPO RESOURCES LTD.



                 This Agreement sets out the terms and conditions upon which Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") will amalgamate under the British Columbia Company Act into a single corporate entity ("Amalco") at 12:00 midnight (the "Effective Time") on October 31, 1996 or such other date as Granges and Da Capo agree upon (the "Effective Date") subject to the terms herein. Granges and Da Capo agree to act reasonably and in good faith to ensure all actions are taken to effect the transaction (the "Amalgamation") in a timely manner and that:

         (a) an amalgamation agreement (the "Amalgamation Agreement") in a form satisfactory to each of Granges and Da Capo, acting reasonably, is entered into and approved by their respective Boards of Directors by not later than September 17, 1996 and which substantially reflects the terms herein;

         (b) an extraordinary general meeting of their respective shareholders (the "Granges Shareholders Meeting" and the "Da Capo Shareholders Meeting") is called for October 22, 1996 to approve the Amalgamation; and

         (c) a joint information circular (the "Joint Proxy Statement") for the solicitation of proxies in favour of the Amalgamation at the Granges Shareholders Meeting and Da Capo Shareholders Meeting by management of each of Granges and Da Capo is prepared and mailed to the shareholders of Granges and Da Capo, respectively, in compliance with all applicable securities and other laws and regulations by not later than September 20, 1996.

                                  ARTICLE 1

                                  AMALGAMATION

1.1 AMALCO'S SHARE CAPITAL. The share capital of Amalco will consist of 750,000,000 common shares without par value ("Amalco Common Shares") and 750,000,000 preferred shares ("Amalco Preferred Shares"). The Amalco Common Shares and the Amalco Preferred Shares shall have the special rights, restrictions and attributes as are presently attached to the common shares without par value (the "Granges Common Shares") and the preferred shares ("Granges Preferred Shares") in the capital of Granges, respectively.

1.2 SHARE EXCHANGE. Upon the Amalgamation becoming effective, each issued and outstanding Granges Common Share will be exchanged for one Amalco Common Share and each issued and outstanding common share ("Da Capo Common Share") in the capital of Da Capo will be exchanged for two Amalco Common Shares. All authorized but unissued shares in the capital of Granges and Da Capo, respectively, will be cancelled.

1.3 SHAREHOLDER SUPPORT LETTERS. Not later than the execution of this Agreement, shareholder support letters (the "Support Letters") in the form attached as Schedule 1 shall be executed by the shareholders of Da Capo and Granges set forth in Schedule 1 pursuant to which such shareholders shall agree to vote in favour of the Amalgamation and against any other Extraordinary Business Combination (hereinafter defined) all Da Capo Common Shares and Granges Common Shares, respectively, over which they exercise voting power.

1.4 EMPLOYEE AND DIRECTOR OPTIONS. As of the Effective Date, each outstanding option and warrant to purchase a Granges Common Share shall become an option or warrant to purchase one Amalco Common Shares at the same exercise price. As of the Effective Date, each outstanding option and warrant to purchase a Da Capo

Common Shares shall become options or warrants to purchase two of Amalco Common Shares at one-half of the original exercise price.

1.5 OFFICERS AND DIRECTORS OF AMALCO. Upon the Effective Time, the officers and directors of Amalco shall be as set forth in Schedule 2. Such officers shall hold office at the pleasure of the Board of Directors of Amalco. Such directors shall hold office until the first annual general meeting of Amalco which shall be held not later than April 30, 1997.

1.6 FISCAL YEAR END. The fiscal year end of Amalco will be December 31. The first fiscal year of Amalco shall commence at the Effective Time and shall end at 12:00 midnight on December 31, 1996.

1.7 STOCK OPTION PLAN. Upon the Effective Date, Amalco will adopt a stock option plan (the "Amalco Stock Option Plan") substantially in the form of the existing Stock Option Plan of Granges.

                                  ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF DA CAPO

                 Except as disclosed in a document delivered by Da Capo to Granges prior to the execution of this Agreement, Da Capo represents and warrants to Granges as follows:

2.1 ORGANIZATION, STANDING AND POWER. Each of Da Capo and its subsidiaries (the "Da Capo Subsidiaries") is a company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as are now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of Da Capo. Da Capo has delivered to Granges complete and correct copies of the memorandum, articles, certificates and bylaws or other charter and organizational documents ("Charter Documents") of Da Capo and each of the Da Capo Subsidiaries, in each case, as amended to the date hereof.

2.2 CAPITAL STRUCTURE. The authorized capital of Da Capo consists of 100,000,000 common shares without par value ("Da Capo Common Shares"). As of the date hereof, there are 14,515,472 Da Capo Common Shares issued and outstanding, 580,000 Da Capo Common Shares have been authorized for issuance upon the exercise of outstanding stock options ("Da Capo Options") under Da Capo's Stock Option Plan (the "Da Capo Stock Option Plan"), 1,700,000 Da Capo Common Shares have been authorized for issuance upon the exercise of outstanding special warrants ("Special Warrants") and no Da Capo Common Shares are held by Da Capo in its treasury or by any Da Capo Subsidiary. All outstanding Da Capo Common Shares are, and any Da Capo Common Shares issued upon exercise of any Da Capo Options or Special Warrants, will be validly issued as fully paid and non-assessable shares which are not subject to any preemptive rights or to any agreement to which Da Capo or any of the Da Capo Subsidiaries is a party or by which Da Capo or any of the Da Capo Subsidiaries may be bound. Except for the Da Capo Common Shares described above issuable pursuant to Da Capo Options and Special Warrants, there are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Da Capo or any Da Capo Subsidiary is a party or by which any of them may be bound obligating Da Capo or any Da Capo Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Da Capo or of any Da Capo Subsidiary or obligate Da Capo or any Da Capo Subsidiary to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. Da Capo is the legal and beneficial owner, directly or indirectly, of all outstanding shares of the capital of each of the Da Capo Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances and all such shares are duly authorized, validly issued, fully paid and non-assessable, except that Da Capo holds 80% and Mr.

David A. O'Connor ("O'Connor") holds 20% of the shares of Sociedad Industrial Minera Yamin Ltda. ("Yamin"). Under the terms of a trust agreement dated March 1, 1996 between Da Capo and O'Connor, O'Connor holds his shares of Yamin as trustee for the benefit of Da Capo, with the result of that Da Capo is effectively the beneficial owner of 100 percent of the shares of Yamin.

2.3 CORPORATE AUTHORITY. Da Capo has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Amalgamation by the shareholders of Da Capo and the British Columbia Supreme Court (the "Court"), to consummate the transactions contemplated hereby. The execution and delivery by Da Capo of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Da Capo, including the approval of the Board of Directors of Da Capo, subject only to approval of the Amalgamation and other transactions contemplated hereby by the shareholders of Da Capo at the Da Capo Shareholders Meeting and by the Court. This Agreement has been duly executed and delivered by Da Capo and constitutes a valid and binding obligation of Da Capo enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity. Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to
(i) the Charter Documents of Da Capo or of any Da Capo Subsidiary or (ii) any loan or credit agreement, notice, bond, mortgage, indenture, contract, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Da Capo or any Da Capo Subsidiary or their respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a material adverse effect on the business of Da Capo. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required by or with respect to Da Capo in connection with the execution and delivery of this Agreement by Da Capo or the consummation by Da Capo of the transactions contemplated hereby, except for the consent of the Vancouver Stock Exchange and applicable securities regulatory authorities, an order of the Court, the consents of creditors and the approval by the shareholders of Da Capo.

2.4 DOCUMENTS AND FINANCIAL STATEMENTS. Da Capo has furnished Granges with a true and complete copy of each financial statement, report, prospectus and definitive proxy or information statement filed by Da Capo with any Canadian or United States securities regulatory authority or stock exchange since January 1, 1995 (the "Da Capo Securities Documents"), which are all the documents that Da Capo was required to so file. As of their respective filing dates, the Da Capo Securities Documents complied in all material respects with the requirements of any applicable Canadian and United States securities laws, and the rules, regulations and policy statements of any Canadian and United States securities regulatory authority applicable thereto and none of the Da Capo Securities Documents contained any misrepresentations (within the meaning of the British Columbia Securities Act) or any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (the "Da Capo Financial Statements") of Da Capo included in the Da Capo Securities Documents comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations or any policy statements of Canadian and United States securities regulatory authorities, if applicable, with respect thereto and have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Da Capo and the Da Capo Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended. There has been no change in Da Capo's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Da Capo Financial Statements, except as described in the notes thereto.

2.5 ACCURACY OF DOCUMENTS AND INFORMATION. All documents and written information delivered and to be delivered to Granges or its representatives by Da Capo or its representatives are and will be complete and correct in all material respects as of the date of this Agreement and as of the Effective Date.

2.6 NO DEFAULT. Neither Da Capo nor any Da Capo Subsidiary is, or has received notice that it would be with the passage of time, in default of any term, condition or provision of (i) the Charter Documents of Da Capo or any Da Capo Subsidiary; (ii) any judgment, decree or order applicable to Da Capo or any Da Capo Subsidiary; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, concession or other instrument to which Da Capo or any Da Capo Subsidiary is now a party or to which it or any of its properties or assets may be subject, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the business of Da Capo.

2.7 LITIGATION. There is no claim, action, suit or proceeding pending or, to the knowledge of Da Capo, threatened, which would, if adversely determined, individually or in the aggregate, have a material adverse effect on the business of Da Capo, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Da Capo or any of the Da Capo Subsidiaries having or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of Da Capo, there is no investigation pending or threatened against Da Capo or any Da Capo Subsidiary, before any Canadian, United States or foreign federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Government Entity.

2.8 NO MATERIAL ADVERSE CHANGE. Since April 30, 1996, Da Capo and the Da Capo Subsidiaries have conducted their respective businesses in the ordinary course and there has not occurred: (i) any adverse material change (as defined in the British Columbia Securities Act) in the business of Da Capo or any development or combination of developments of which management of Da Capo has knowledge which is reasonably likely to result in such a change; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business of Da Capo; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the share capital of Da Capo; (iv) any increase or change in the compensation or benefits payable or to become payable by Da Capo or any Da Capo Subsidiary to any of their employees, except in the ordinary course of business consistent with past practice; (v) any acquisition or sale of a material asset or property of Da Capo or any Da Capo Subsidiaries, except in the ordinary course of business or as described in the Da Capo Financial Statements; or (vi) any increase or modification in any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted shares awards or shares appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with Da Capo's past practice.

2.9 ABSENCE OF UNDISCLOSED LIABILITIES. Da Capo and the Da Capo Subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Da Capo and Da Capo Subsidiaries as of April 30, 1996 or reflected in the notes thereto; or (ii) additional liabilities incurred or obligations or contingencies reserved against since April 30, 1996 that: (x) amount in the aggregate to less than 5% of the shareholders' equity of Da Capo as of April 30, 1996; (y) have arisen in the ordinary course of business; and (z) are accrued or reserved against on the books and records of Da Capo and the Da Capo Subsidiaries.

2.10 NO VIOLATIONS. The businesses of Da Capo and the Da Capo Subsidiaries are not being conducted in violation of, or in a manner which could cause liability under, any applicable law, rule or regulation, judgment, decree or order of any Government Entity, except for any violations or practices which, individually or in the aggregate, have not had and, to Da Capo's knowledge, will not have a material adverse effect on the business of Da Capo.

2.11 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, termination, "golden parachute", bonus or otherwise) becoming due to any director, employee or independent contractor of Da Capo or any Da Capo Subsidiary, under any plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) result in acceleration in the vesting of Da Capo Options.

2.12 MATERIAL RELATIONS. To Da Capo's knowledge, none of the parties to any contracts that are material to Da Capo or any of the Da Capo Subsidiaries have terminated, or have in any way expressed an intent to materially reduce or terminate the amount of its business with Da Capo in the future.

2.13 MATERIAL ADVERSE INFORMATION. Da Capo has not failed to disclose any material adverse information in regard to the operations of Da Capo and the Da Capo Subsidiaries which would have been reasonably expected to cause Granges not to enter into this Agreement.

2.14 BROKERS AND FINDERS. Other than Salman Partners Inc., none of Da Capo or any of the Da Capo Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial





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
advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

2.15 VOTE REQUIRED. There is no consent or approval of shareholders of Da Capo, other than the affirmative vote of the holders of 75% of the outstanding Da Capo Common Shares present at a meeting at which a quorum is present, necessary to approve the Amalgamation and the consummation of the transactions contemplated hereby.

2.16 INFORMATION TO BE SUPPLIED. None of the information to be supplied by Da Capo or the Da Capo Subsidiaries, auditors, counsel, financial advisors or other consultants or advisors for inclusion in the Joint Proxy Statement to be mailed to Da Capo's shareholders in connection with the Da Capo Shareholders Meeting will, at the time of mailing of the Joint Proxy Statement or any amendment or supplement thereto, and at the time of the Granges Shareholders Meeting, contain any misrepresentation (within the meaning of the British Columbia Securities Act) or any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation is made by Da Capo with respect to information supplied by Granges specifically for inclusion therein.

2.17 RELIANCE. The foregoing representations and warranties are made by Da Capo with the knowledge and expectation that Granges is placing reliance thereon.

                                  ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF GRANGES

                 Except as disclosed in a document delivered by Granges to Da Capo prior to the execution of this Agreement, Granges represents and warrants to Da Capo as follows:

3.1 ORGANIZATION, STANDING AND POWER. Each of Granges and its subsidiaries (the "Granges Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as are now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of Granges. Granges has delivered to Da Capo complete and correct copies of the Charter Documents of Granges and each of the Granges Subsidiaries, in each case, as amended to the date hereof.

3.2 CAPITAL STRUCTURE. The authorized capital of Granges consists of 1,500,000,000 shares divided into 750,000,000 common shares ("Granges Common Shares") and 750,000,000 preferred shares ("Granges Preferred Shares") issuable in series. As of the date hereof, there are 55,881,461 Granges Common Shares issued and outstanding, 1,320,000 Granges Common Shares have been authorized for issuance upon the exercise of outstanding stock options ("Granges Options") under Granges' stock option plan (the "Granges Stock Option Plan"), 9,426,999 Granges Common Shares have been authorized for issuance upon the exercise of outstanding common share purchase warrants (the "Warrants") and no Granges Common Shares are held by Granges in its treasury or by any Granges Subsidiary. There are no Granges Preferred Shares outstanding. All outstanding Granges Common Shares are, and any Granges Common Shares issued upon exercise of any Granges Options will be, validly issued as fully paid and non-assessable shares which are not subject to any pre-emptive rights or to any agreement to which Granges or any of the Granges Subsidiaries are a party or by which Granges or any of the Granges Subsidiaries may be bound. Except for the Granges Common Shares described above issuable pursuant to Granges Options and the Warrants, there are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Granges or any Granges Subsidiary is a party or by which any of them may be bound obligating Granges or any Granges Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Granges or of any Granges

Subsidiary or obligating Granges or any Granges Subsidiary to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. Granges is the legal and beneficial owner, directly or indirectly, of all outstanding shares of the capital of each of the Granges Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances (except a pledge of such shares in favour of Deutsche Bank AG) and all such shares are duly authorized, validly issued, fully paid and non- assessable.

3.3 AUTHORITY. Granges has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Granges of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Granges, including the approval of Granges's Board of Directors, subject only to approval of the Amalgamation and other transactions contemplated hereby of the shareholders of Granges at the Granges Shareholders Meeting and of the Amalgamation by the Court. This Agreement has been duly executed and delivered by Granges and constitutes a valid and binding obligation of Granges enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity. Subject to satisfaction of the conditions set forth in Sections 7.1 and 7.2, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation of (i) any Charter Document of Granges or (ii) any loan or credit agreement note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Granges or its properties or assets other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a material adverse effect on the business of Granges. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by any Government Entity is required by or with respect to Granges in connection with the execution and delivery of this Agreement by Granges or the consummation by Granges of the transactions contemplated hereby or thereby, except for consents, if any, required by The Toronto Stock Exchange, the American Stock Exchange and applicable securities regulatory authorities, an order of the Court, the consents of creditors and the approval by the shareholders of Granges.

3.4 DOCUMENTS AND FINANCIAL STATEMENTS. Granges has furnished Da Capo with a true and complete copy of each financial statement, report, prospectus and definitive proxy or information statement filed by Granges with any Canadian, provincial securities regulatory authority or stock exchange since January 1, 1995 ("Granges Securities Documents"). As of their respective filing dates, the Granges Securities Documents complied in all material respects with the requirements of any applicable Canadian and United States securities laws, and the rules, regulations and policy statements of any Canadian and United States securities regulatory authority applicable thereto and none of the Granges Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Granges included in the Granges Securities Documents (the "Granges Financial Statements") comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the Canadian and United States securities regulatory authorities, if applicable, with respect thereto and have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Granges as at the dates thereof and the results of their operations and cash flows for the periods then ended. There has been no change in Granges' accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Granges Financial Statements, except as described in the notes thereto.

3.5 ACCURACY OF DOCUMENTS AND INFORMATION. All documents and the written information delivered or to be delivered to Da Capo or its representatives by Granges or its representatives are and will be complete and correct in all material respects as of the date of this Agreement and as of the Effective Date.

3.6 NO DEFAULT. Neither Granges nor any Granges Subsidiary is, or has received notice that it would be with the passage of time, in default of any term, condition or provision of (i) the Charter Documents of Granges or any Granges Subsidiary; (ii) any judgment, decree or order applicable to Granges or any Granges Subsidiary; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Granges or any Granges Subsidiary is now a party or by which it or any or its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the business of Granges.

3.7 LITIGATION. There is no claim, action, suit or proceeding pending or, to the knowledge of Granges, threatened, which would, if adversely determined, individually or in the aggregate, have a material adverse effect on the business of Granges nor is there any judgment decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Granges or any of the Granges Subsidiaries having or which insofar as reasonably can be foreseen in the future could have any such effect. To the knowledge of Granges there is no investigation pending or threatened against Granges or any Granges Subsidiary, before any Canadian, United States or foreign federal, provincial, state, municipal or other governmental department, commission board, bureau, agency, instrumentality or other Government Entity.

3.8 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, Granges and the Granges Subsidiaries have conducted their respective businesses in the ordinary course and there has not occurred: (i) any adverse material change (as defined in the British Columbia Securities Act) in the business of Granges or any development or combination of developments of which management of Granges has knowledge which is reasonably likely to result in such a change;
(ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business of Granges; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the share capital of Granges; (iv) any increase or change in the compensation or benefits payable or to become payable by Granges or any Granges Subsidiary to any of their employees, except in the ordinary course of business consistent with past practice; (v) any acquisition or sale of a material asset or property of Granges or any Granges Subsidiaries, except in the ordinary course of business or as described in the Granges Financial Statements; or (vi) any increase or modification in any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted shares awards or shares appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with Granges' past practice.

3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Granges and the Granges Subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Granges and Granges Subsidiaries as of December 31, 1995 or reflected in the notes thereto; or (ii) additional liabilities incurred or obligations or contingencies reserved against since December 31, 1995 that: (x) amount in the aggregate to less than 5% of the shareholders' equity of Granges as of December 31, 1995; (y) have arisen in the ordinary course of business; and (z) are accrued or reserved against on the books and records of Granges and the Granges Subsidiaries.

3.10 NO VIOLATIONS. The business of Granges and the Granges Subsidiaries are not being conducted in violation of or in a manner which could cause liability under any applicable, law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and, to Granges' knowledge will not have a material adverse effect on the business of Granges.

3.11 CERTAIN AGREEMENTS. Neither the execution or delivery of this Agreement nor the consummation or the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, termination, "golden parachute", bonus or otherwise) becoming due to any director, employee or independent contractor of Granges or the Granges Subsidiaries under any plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any plan or agreement, or (iii) result in the acceleration at the time of payment or vesting of any such benefits or (iv) result in the acceleration in the vesting of Granges Options.

3.12 MATERIAL RELATIONS. To Granges' knowledge, none of the parties to any contracts that are material to Granges or any of the Granges Subsidiaries have terminated, or have in any way expressed an intent to materially reduce or terminate, the amount of its business with Granges in the future.

3.13 MATERIAL ADVERSE INFORMATION. Granges has not failed to disclose any material adverse information in regard to the operations of Granges and the Granges Subsidiaries which would have been reasonably expected to cause Da Capo not to enter into this Agreement.

3.14 BROKERS AND FINDERS. Other than Goepel Shields and Partners Inc., none of Granges or any of the Granges Subsidiaries nor any of their respective directors, officers, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.15 VOTE REQUIRED. There is no consent or approval of the shareholders of Granges, other than the affirmed vote of the holders of 75% of the outstanding Granges Common Shares present at a meeting at which a quorum is present, necessary to approve the Amalgamation and the consummation of the transactions contemplated hereby.

3.16 INFORMATION TO BE SUPPLIED. None of the information to be supplied by Granges or its auditors, counsel, financial advisors, other consultants or advisors for inclusion in the Joint Proxy Statement will, at the time of the mailing of the Joint Proxy Statement and any amendment or supplement thereto, and at the time of the Da Capo Shareholders Meeting to vote upon the Amalgamation and the transactions contemplated hereby, contain any misrepresentation (within the meaning of the British Columbia Securities Act) or any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

3.17 RELIANCE. The foregoing representations and warranties are made by Granges with the knowledge and expectation that Da Capo is placing reliance thereon.

                                   ARTICLE IV

                              COVENANTS OF DA CAPO

                 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Da Capo agrees (except as expressly contemplated by this Agreement or with Granges' prior written consent, which will not be unreasonably withheld taking into account the mutual interests of the parties) that:

4.1              CONDUCT OF BUSINESS

4.1.1            ORDINARY COURSE.   Da Capo and the Da Capo Subsidiaries shall
carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers, consultant, and employees and preserve their relationships with customers, suppliers, distributors, parties to exploration, option or joint venture agreements and others having business dealings with them. Da Capo shall promptly notify Granges of any event or occurrence or emergency not in the ordinary course of business of Da Capo or the Da Capo Subsidiaries, that is material and adverse to the business of Da Capo. Neither Da Capo nor any of the Da Capo Subsidiaries shall:

         (a) terminate the employment of any officer or director or, except as required by law or in the ordinary course of business consistent with past practices, terminate the employment of any other employee or, except as required by law, grant any severance or termination pay to any officer, director or employee of Da Capo or any of the Da Capo Subsidiaries; or

         (b) except in the ordinary course of business or with the prior consent of Granges, enter into or terminate any material contracts, arrangements, plans, agreements, leases, insurance policies, licenses, franchises, permits, concessions, indentures, authorizations, instruments, commitments or rights or amend or otherwise change the terms thereof.

4.1.2            DIVIDENDS AND CHANGES IN SHARES.   Da Capo shall not, and
shall not permit any of the Da Capo Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, shares or property) in respect to any of its shares; (ii) subdivide, combine or reclassify any of its shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Da Capo; (iii) repurchase or otherwise acquire, directly or indirectly, any of its shares; or
(iv) propose any of the foregoing.

4.1.3 ISSUANCE OF SECURITIES. Da Capo shall not, and shall not permit any Da Capo Subsidiaries to, issue, deliver or sell, or authorize, propose or agree to, or commit to the issuance, delivery or sale of, any of its shares or any securities convertible into its shares, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it or any of Da Capo Subsidiaries to issue any such shares or other convertible securities, except the issuance of Da Capo Common Shares upon the exercise of the Special Warrants or to employees through the exercise of existing Da Capo Options.

4.1.4 GOVERNING DOCUMENTS. Da Capo shall not, nor shall it cause or permit any of the Da Capo Subsidiaries to, amend its Charter Documents.

4.1.5 EXCLUSIVITY. During the term of this Agreement, Da Capo will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Da Capo and of the Da Capo Subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving, Da Capo or Da Capo Subsidiaries and any other party except Granges (each an "Extraordinary Business Combination"). Da Capo will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. Notwithstanding the above, the directors and officers of Da Capo are entitled to respond to an unsolicited proposal for an Extraordinary Business Combination if such a response is required by their fiduciary duties to Da Capo. If Da Capo receives any such inquiry, submission, proposal or offer, Da Capo will promptly notify Granges in writing of all relevant details relating thereto.

4.1.6 NO ACQUISITIONS. Da Capo shall not, and shall not permit any Da Capo Subsidiary to, acquire or agree to acquire by amalgamation, arrangement, merger or consolidation with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Da Capo without the prior approval of Granges.

4.1.7 NO DISPOSITIONS. Da Capo shall not, and shall not permit any Da Capo Subsidiary to sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of their assets or cancel, release or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

4.1.8 INDEBTEDNESS. Da Capo shall not, and shall not permit any Da Capo Subsidiary to, incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except pursuant to existing bank credit agreements or with the consent of Granges.

4.1.9 PLANS. Da Capo shall not, and shall not permit any Da Capo Subsidiary to, adopt or amend in any material respect any employee compensation, pension or benefit plan, or pay any pension or retirement allowance not required by any existing plan and except for such amendments as may be required by any existing plan and except for such amendments as may be required for the qualification or continued qualification of such plan under any applicable statute or regulation, Da Capo shall not and shall not permit any Da Capo Subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of its officers or employees other than pursuant to scheduled reviews under Da Capo's normal compensation review cycle, in all cases consistent with Da Capo's existing policies and past practice.

4.2 BREACH OF REPRESENTATION AND WARRANTIES. Da Capo will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article 2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Da Capo will give detailed notice thereof to Granges and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

4.3 CONSENTS. Da Capo will promptly apply for or otherwise seek, and use its best efforts to obtain all consents and approvals, and make all filings, required with respect to Da Capo for the consummation of the Amalgamation.

4.4 INFORMATION FOR GRANGES DISCLOSURE. Da Capo will promptly provide to Granges and its counsel for inclusion within the Joint Proxy Statement and any disclosure document required to be filed by Granges in a form reasonably satisfactory to Granges and its counsel, such information concerning Da Capo, its operations, capitalization, share ownership and such other information as Granges or its counsel may reasonably request.

4.5 RETURNS. Da Capo shall promptly provide Granges with copies of all tax returns, reports and information statements after their filing along with all other tax data reasonably requested by Granges.

4.6 TRANSFER OF PARTICIPATION QUOTAS. Mr. David A. O'Connor ("O'Connor") transfer his ownership of 20% of the outstanding participation quotas of Sociedad Industrial Minera Yamin Ltda. ("Yamin") prior to the consummation of the Amalgamation to a nominee of Granges specified in writing.

                                  ARTICLE 5

                              COVENANTS OF GRANGES

                 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Granges agrees (except as expressly contemplated by this Agreement or with Da Capo's prior written consent which will not be unreasonably withheld taking into account the mutual interests of the parties) that:

5.1              COURSE OF BUSINESS.

5.1.1 ORDINARY COURSE. Granges and the Granges subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers, consultants and employees and preserve their relationships with customers, suppliers, distributors, parties to exploration, option or joint venture agreements and others having business dealings with them. Granges shall promptly notify Da Capo of any event or occurrence or emergency not in the ordinary course of business of Granges or the Granges Subsidiaries that is material and adverse to the business of Granges. Neither Granges nor any of the Granges Subsidiaries shall:

         (a) terminate the employment of any officer or director or, except as required by law or in the ordinary course of business consistent with past practices, terminate the employment of any other employee or, except as required by law, grant any severance or termination pay to any officer, director or employee of Granges or any of the Granges Subsidiaries; or

         (b) except in the ordinary course of business or with the prior consent of Da Capo, enter into or terminate any material contracts, arrangements, plans, agreements, leases, insurance policies, licences, franchises, permits, concessions, indentures, authorizations, instruments, commitments or rights or amend or otherwise change the terms thereof.

5.1.2 DIVIDENDS AND CHANGES IN SHARES. Granges shall not and shall not permit any of the Granges Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, shares or property) in respect to any of its shares; (ii) subdivided, combine or reclassify any of its shares;
(iii) repurchase or otherwise acquire, directly or indirectly, any of its shares; or (iv) propose any of the foregoing.

5.1.3 ISSUANCE OF SECURITIES. Granges shall not, and shall not permit any Granges Subsidiaries to, issue, deliver or sell, or authorize, propose or agree to, or commit to the issuance, delivery or sale of, any of its shares or any securities convertible into its shares, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it or any of Granges Subsidiaries to issue any such shares or other convertible securities, except the issuance of Granges Common Shares upon the exercise or deemed exercise of outstanding common share purchase warrants or to employees through the exercise of existing Granges Options.

5.1.4 GOVERNING DOCUMENTS. Granges shall not, nor shall it cause or permit any of the Granges Subsidiaries to, amend its Charter Documents.

5.1.5            EXCLUSIVITY.   During the terms of this Agreement, Granges
will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Granges and of the Granges Subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving, Granges or Granges Subsidiaries and any other party except Da Capo (each an "Extraordinary Business Combination"). Granges will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. Notwithstanding the above, the directors and officers of Granges are entitled to respond to an unsolicited proposal for an Extraordinary Business Combination if such a response is required by their fiduciary duties to Granges. If Granges receives any such inquiry, submission, proposal or offer, Granges will promptly notify Da Capo in writing of all relevant details relating thereto.

5.1.6 ACQUISITIONS. Granges shall not, and shall not permit any Granges Subsidiary to, acquire or agree to acquire by amalgamation, arrangement, merger or consolidation with or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Granges without the consent of Da Capo.

5.1.7            NO DISPOSITIONS.   Granges shall not, and shall not permit any
Granges Subsidiary to sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of their assets or cancel, release or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

5.1.8 INDEBTEDNESS. Granges shall not, and shall not permit any Granges Subsidiary to, incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except pursuant to existing bank credit agreements or with the consent of Da Capo.

5.1.9 PLANS. Granges shall not, and shall not permit any Granges Subsidiary to, adopt or amend in any material respect any employee compensation, pension or benefit plan, or pay any pension or retirement allowance not required by any existing plan and except for such amendments as may be required by any existing plan and except for such amendments as may be required for the qualification or continued qualification of such plan under any applicable statute or regulation, Granges shall not and shall not permit any Granges Subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of its officers or employees other than pursuant to scheduled reviews under Granges' normal compensation review cycle, in all cases consistent with Granges' existing policies and past practice.

5.2 BREACH OF REPRESENTATIONS AND WARRANTIES. Granges will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article 3 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Granges will give detailed notice thereof to Da Capo and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

5.3 CONSENTS. Granges will promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals, and make all filings, required with respect to Granges for the consummation of the Amalgamation.

5.4 INFORMATION FOR DA CAPO DISCLOSURE. Granges will promptly provide to Da Capo and its counsel for inclusion within the Joint Proxy Statement and any disclosure document required to be filed by Da Capo in a form reasonably satisfactory to Da Capo and its counsel, such information concerning Granges, its operations, capitalization, share ownership and such other information as Da Capo or its counsel may reasonably request.

5.5 RETURNS. Granges shall promptly provide Da Capo with copies of all tax returns, reports and information statements after their filing along with all other tax data reasonably requested by Da Capo.


                                  ARTICLE 6

                             ADDITIONAL AGREEMENTS

                 In addition to the foregoing, Granges and Da Capo each agree to take the following actions after the execution of this Agreement:

6.1 PREPARATION OF JOINT PROXY STATEMENT. As promptly as practicable after the date hereof, Da Capo shall prepare that portion of the Joint Proxy Statement which relates to Da Capo and any other documents necessary to discharge its obligations under applicable corporate and securities laws in connection with the Amalgamation and the transactions contemplated hereby. As promptly as practicable after the date hereof, Granges shall prepare that portion of the Joint Proxy Statement which relates to Granges and to the Amalgamation and other transactions contemplated hereby and any other documents necessary to discharge its obligations under applicable corporate and securities laws in connection with the Amalgamation and the transactions contemplated hereby. The complete Joint Proxy Statement shall be prepared and mailed by Granges after having received the prior consent of Da Capo.

6.2 ACCESS TO INFORMATION. Da Capo and Granges each shall, subject to applicable law, afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Date: to (a) all of its Subsidiaries' properties, books, contracts, commitments and records; and (b) all other information concerning its business, properties and personnel, as the other may reasonably request. Da Capo and Granges each agrees to provide the other and its accountants, counsel and representatives copies of internal financial statements promptly upon the request therefor. No information or knowledge obtained after the date hereof in any investigation pursuant to this Section
6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

6.3 PUBLIC ANNOUNCEMENTS. Granges and Da Capo shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated herein. Each of the parties shall furnish to the other drafts of all releases prior to publication for approval, which approval shall not be unreasonable withheld. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or from issuing any release when it believes it is legally required to do so.

6.4 SHAREHOLDERS' MEETINGS. Granges and Da Capo shall each call, give notice of, convene and hold a meeting of its Shareholders as promptly as practicable and to be held on October 22, 1996 for the purpose of voting upon a special resolution approving the Amalgamation and the transactions contemplated hereby. Granges and Da Capo shall, through their respective Board of Directors, recommend to their respective shareholders that they vote in favour of the Amalgamation. Granges and Da Capo shall coordinate and cooperate with respect to the timing of such meetings and use their respective best efforts to secure the approval of their respective shareholders and creditors and the Court for the transactions contemplated herein.

6.5 STOCK EXCHANGE LISTINGS. The common shares in the capital of Amalco shall be listed on The Toronto Stock Exchange and the American Stock Exchange.

                                  ARTICLE 7

                              CONDITIONS PRECEDENT

7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE AMALGAMATION. The respective obligation of each party thereto to complete the Amalgamation shall be subject to the satisfaction prior to the Effective Date of the following conditions:

7.1.1 SHAREHOLDER AND CREDITOR APPROVAL. The Amalgamation and the transactions contemplated hereby shall have been approved as required by their respective shareholders and creditors.

7.1.2 GOVERNMENTAL AND COURT APPROVALS. Consents and approvals legally required for the consummation of the Amalgamation and the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, including all required approvals of securities regulatory authorities and an order of the Court, other than such consents and approvals, the failure to obtain which would have no material adverse effect on the consummation of the Amalgamation or other transactions contemplated hereby or on the business of Granges or Da Capo.

7.1.3 NO RESTRAINTS. No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Amalgamation.

7.1.4 LEGAL ACTION. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Granges or Da Capo or any of their subsidiaries; or (ii) seeking to prohibit or impose any material limitations on Granges' or Da Capo's ownership or operation of all or any material portion of its business or assets, or to compel Granges or Da Capo to dispose of or hold separate all or any material portion of Granges' or Da Capo's business or assets as a result of the transactions contemplated by this Agreement.

7.1.5 SHAREHOLDER PROTECTION RIGHTS AGREEMENT. Amalco expressly assumes by supplemental agreement the due and punctual performance and observance of each and every covenant and condition to be performed and observed by Granges under the Shareholder Protection Rights Agreement made as of May 1, 1995 between Granges and Montreal Trust Company of Canada and Amalco executing and delivering such supplemental agreement to Montreal Trust Company of Canada in a form satisfactory to Montreal Trust Company of Canada.

7.2 CONDITIONS TO OBLIGATIONS OF GRANGES. The obligation of Granges to complete the Amalgamation is subject to the satisfaction of the following conditions unless waived by Granges:

7.2.1 REPRESENTATIONS AND WARRANTIES OF DA CAPO. The representations and warranties of Da Capo set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement as though made on and as of the Effective Date, except as otherwise contemplated by this Agreement.

7.2.2 PERFORMANCE OF OBLIGATIONS OF DA CAPO. Da Capo shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Effective Date.

7.2.3 SUPPORT LETTERS. Each of the shareholders of Da Capo identified in Schedule 1 shall have executed and delivered a Support Letter and no representation and warranty of any shareholder of Da Capo contained in any such Support Letter shall be untrue as at the Effective Date.

7.2.4 TRANSFER OF PARTICIPATION QUOTAS. O'Connor shall have transferred his ownership of 20% of the outstanding participation quotas of Yamin to a nominee of Granges specified in writing.

7.3 CONDITIONS OF OBLIGATION OF DA CAPO. The obligation of Da Capo to complete the Amalgamation is subject to the satisfaction of the following conditions unless waived by Da Capo:

7.3.1 REPRESENTATIONS AND WARRANTIES OF GRANGES. The representations and warranties of Granges set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except as otherwise contemplated by this Agreement.

7.3.2 PERFORMANCE OF OBLIGATIONS OF GRANGES. Granges shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Effective Date.

7.3.3 SUPPORT LETTERS. Each of the shareholders of Granges identified in Schedule 1 shall have executed and delivered a Support Letter and no representation and warranty of any shareholder of Granges contained in any such Support Letter shall be untrue as at the Effective Date.

                                  ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Amalgamation by the shareholders of Granges and Da Capo:

         (a)     by mutual consent of Granges and Da Capo;

         (b) by either Granges or Da Capo (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party, and such breach has not been cured or best efforts are not being employed to cure such breach, within 10 days after notice is given to the party committing such breach;

         (c) by either Granges or Da Capo if the Amalgamation has not been consummated on or before December 31, 1996;

         (d) by either Granges or Da Capo if the Amalgamation has not been approved by the shareholders of Granges or Da Capo or the Court on or before December 31, 1996;

         (e) by either Granges or Da Capo if: (i) the conditions to such party's obligation to complete shall have become impossible to satisfy; or (ii) any permanent injunction or other order of a court or other competent authority preventing the Amalgamation shall have become final and non-appealable;

         (f) by Granges if the Board of Directors of Da Capo shall have withdrawn or modified in a manner adverse to Granges its approval or recommendation of the Amalgamation, this Agreement or the transactions contemplated hereby or shall fail to reaffirm such approval or recommendation upon the other party's request, or shall have resolved to do any of the foregoing;

         (g) by either Granges or Da Capo if the holders of more than 5% of the outstanding Granges Common Shares have exercised rights of dissent which have not been withdrawn;

         (h) by Da Capo if the board of directors of Granges shall have withdrawn or modified in a manner adverse to Da Capo its approval or recommendation of the Amalgamation, this Agreement or the transactions contemplated hereby or shall fail to reaffirm such approval or recommendation upon the other parties' request, or shall have resolved to do any of the foregoing; or

         (i) by either Da Capo or Granges, if the holders of more than 5% of the outstanding Da Capo Common Shares who have exercised rights of dissent which have not been withdrawn.

8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Da Capo or Granges as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Granges or Da Capo to proceed with the Amalgamation, except that no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

8.3 BREAK FEE. If the shareholders of Granges fail to approve the Amalgamation or the Amalgamation fails to complete as a result of fault on the part of or anything with the control of Granges, Granges will pay $250,000 (U.S.) to Da Capo.

8.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of the Amalgamation by the shareholders of Granges and Da Capo, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5 EXTENSION, WAIVER. At any time prior to the Effective Date, any party hereto, by action taken by its Board of Directors, may to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 9

                               GENERAL PROVISIONS

9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreement in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Arrangement and shall survive the Effective Date of the Arrangement.

9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


         (a)     if to Granges:

                 Granges Inc.
                 3000 - 370 Seventeenth Street
                 Denver, Colorado
                 80202

                 Fax No.: (303) 629-2499
                 Attn: President and Chief Executive Officer


         (b)     if to Da Capo:

                 Da Capo Resources Ltd.
                 1500 - 625 Howe Street
                 Vancouver, British Columbia
                 V6C 2T6

                 Fax No.: (604) 684-0147
                 Attn: President


9.3 MISCELLANEOUS. This Agreement, each of the agreements attached as an exhibit hereto and any other documents referred to herein or contemplated hereby: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the confidentiality agreements between Granges and Da Capo accepted April 11, 1996 and June 21, 1996 which shall remain in force; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

9.4 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of British Columbia.

9.5 EXPENSES. Each party shall bear its own expenses and costs in connection with the transactions contemplated hereby.

9.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                 If the terms and conditions of this letter are acceptable to you, please indicate your agreement by dating and signing below.

                                   Yours very truly,

                                   GRANGES INC.


                                   By: /s/ MICHAEL B. RICHINGS
                                      -------------------------

                 We hereby irrevocably agree to accept the terms of this letter this 16th day of August, 1996.


                                   DA CAPO RESOURCES LTD.


                                   By: /s/ ROSS BEATY
                                      ---------------------------

                                   SCHEDULE 1


                        STRICTLY PRIVATE & CONFIDENTIAL


                                                                 August 16, 1996


                                 SUPPORT LETTER


TO:              ATLAS CORPORATION (the "Shareholder")


                 Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") propose to enter into an agreement (the "Definitive Agreement") providing for the amalgamation (the "Amalgamation") of Granges and Da Capo to become effective under the provisions of the British Columbia Company Act (the "Act").

                 Under the Amalgamation, each issued and outstanding common share of Granges will be exchanged for one common share in the capital of the amalgamated company ("Amalco") and each issued and outstanding common share of Da Capo will be exchanged for two common shares in the capital of Amalco.

                 This letter is intended to set out the terms and conditions of the agreement of Atlas Corporation (the "Shareholder"): (i) to support the Amalgamation, including any Alternative Transaction (as defined in section 1.3); (ii) to vote its common shares (the "Shares") in Granges as set out opposite its name in Schedule "A" in favour of the Amalgamation and any Alternative Transaction; and (iii) to abide by the restrictions and covenants set forth herein.

1.               SHAREHOLDER COMMITMENTS TO THE AMALGAMATION

1.1 Commitment, Non-Solicitation. Subject to the covenants of Granges herein, the Shareholder covenants that until the date upon which the certificate is issued under the Act giving effect to the Amalgamation (the "Effective Date"):

         (a) except to the extent permitted hereunder, the Shareholder will not take any steps, directly or indirectly, which may in any way adversely affect the transactions contemplated hereby and to be contemplated in the Definitive Agreement;

         (b) the Shareholder will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Granges or Da Capo or their respective subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving Granges or Da Capo or any of their respective subsidiaries and any other party (each an "Extraordinary Business Combination"). The Shareholder will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. If the Shareholder receives any such inquiry, submission, proposal or offer, the Shareholder will promptly notify Granges and Da Capo in writing of all relevant details relating thereto; and

         (c) the Shareholder will use all reasonable efforts to assist Granges and Da Capo to complete the Amalgamation or an Alternative Transaction as the case may be.

1.2 Voting. The Shareholder covenants that it will vote its Shares in favour of the Amalgamation at each meeting or adjournment or adjournments thereof (the "Meeting") of holders of shares of Granges to be held to consider the Amalgamation.

1.3 Change In Nature of Transaction. The Shareholder agrees that if Granges and Da Capo mutually agree that it is necessary or desirable to proceed with another form of transaction (an "Alternative Transaction") whereby either Granges or Da Capo or any of their respective affiliates is effectively to acquire 100% of the Common Shares of the other and merge such entities on economic terms (including tax treatment) which, in relation to the Shareholder, are substantially equivalent to or better than those contemplated by the Agreement, and provided that the consideration paid to shareholders of either continues to be satisfied in common shares of the other, the Shareholder will support the completion of such Alternative Transaction in the same manner as the Amalgamation.

1.4 Meeting of Shareholders. If the Alternative Transaction involves a meeting or meetings of holders of shares of Granges, the Shareholder agrees to vote in favour of any matters necessary or ancillary to the completion of the transactions contemplated by the Alternative Transaction.

1.5 Change of References. In the event of any proposed Alternative Transaction, the references in this agreement to "Amalgamation" shall be changed to "Alternative Transaction" and all terms covenants, representations and warranties of this agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction. All references to the "Effective Date" herein shall also refer to the date of closing of the transactions contemplated by the Alternative Transaction.

1.6 No Dissent. The Shareholder covenants that it will not exercise any rights of dissent provided under sections 231 and 273 of the Act with respect to the Amalgamation or any Alternative Transaction.

2.               GENERAL

2.1 Personal Warranties. By executing this Agreement, the Shareholder represents and warrants to Granges and Da Capo that the Shareholder has the sole right to vote its Shares at the Meeting.

2.2 Transfer of Shares. The Shareholder agrees with Granges and Da Capo that it will not during the term of this Agreement transfer or assign or agree to transfer or assign any of the Shares without the prior consent of Granges and Da Capo, which consent shall not be unreasonably withheld if it is sought for bona fide tax, planning purposes which does not prejudice, directly or indirectly, Granges or Da Capo; provided however that such consent is not necessary if the transfer is (i) to a holding company beneficially owned by the Shareholder; or (ii) a transfer by the Shareholder, which is a holding company, to a shareholder who controls the holding company, where such holding company or shareholder of such holding company, as the case may be, executes this Agreement.

2.3 Acquired Shares. The Shareholder agrees that any shares of Granges or Da Capo purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, shall be subject to the terms of this Agreement to the same extent as if they constituted Shares. The Shareholder agrees not to purchase or sell any shares of Granges or Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.4 Standstill. Granges agrees not to purchase or sell any shares of Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated. Da Capo agrees not to purchase or sell any Shares of Granges until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.5 Covenants of Granges. Granges covenants and agrees with the Shareholder, and Granges' compliance with such covenants shall be a condition to the Shareholders' obligations hereunder, as follows:

         (a) to use all reasonable efforts to assist the Shareholder in reducing the number of Shares pledged by the Shareholder as security for the 7% Exchangeable Debentures due October 25, 2000 issued by the Shareholder;

         (b) to negotiate in good faith an amendment to the Gold Bar joint venture agreement between Granges and the Shareholder consistent with discussions between Granges and the Shareholder immediately prior to the signing of this Agreement;

         (c) to file and use its reasonable best efforts to cause to become effective not later than November 30, 1996 all registration statements and other filings (federal, provincial or state) as shall be necessary on the part of Granges to enable the Shareholder to dispose of its Shares on The Toronto Stock Exchange and American Stock Exchange without restriction of any kind whatsoever under applicable securities laws and to maintain, in the case of any registration statement filed with the U.S. Securities and Exchange Commission, the effectiveness of such registrations and other filings until at least December 31, 2000, with the costs incurred by Granges in connection with the preparation of such registration statements and filings to be borne by Granges;

         (d) to cause Mike Richings, if and when requested by the Shareholders, to resign from the Board of Directors of the Shareholder; and

         (e) to reimburse promptly all expenses incurred by the Shareholder in connection with this Agreement, the Amalgamation or any Alternative Transaction or any of sub-paragraphs (a) to (d) above including, without limitation, all reasonable fees of the Shareholder's counsel in connection with any such matter.

2.6 Disclosure. No disclosure of this Agreement and any resulting agreement shall be made by Granges, Da Capo or the Shareholder or any corporation or other entity which is associated with the Shareholder except as may be required by applicable law or regulatory authorities. The parties shall coordinate the making and dissemination of any public announcement relating to the subject matter of this Agreement.

2.7 Time of the Essence. Time shall be of the essence of this Agreement.

2.8 Termination Date. It is intended that the Effective Date shall occur as soon as is practicable following receipt of the appropriate shareholder, court and regulatory approvals but not later than December 31, 1996 and (except with the written consent of the Shareholder) if the Effective Date does not occur by such date, the Agreement shall be of no further force and effect.

2.9 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                          ________________________

                 If the terms and conditions of this letter are acceptable to you please indicate your acceptance by dating and signing the same as noted above.

                                        Yours very truly,

                                        GRANGES INC.


                                        By: ___________________________


                                        DA CAPO RESOURCES LTD.


                                        By: ___________________________

                            ________________________


         We irrevocably agree with and accept the terms of this letter.

ATLAS CORPORATION


By: _________________________

                                   SCHEDULE A


                              DA CAPO SHAREHOLDERS


SHAREHOLDER                           NUMBER OF DA CAPO COMMON SHARES
-----------                           -------------------------------
Ross Beaty                                           800,000
416554 B.C. Ltd.                                   3,497,308
Kestrel Holdings Ltd.                                124,000





                              GRANGES SHAREHOLDERS


SHAREHOLDER                            NUMBER OF GRANGES COMMON SHARES
-----------                            -------------------------------
Atlas Corporation                                12,714,900

                        STRICTLY PRIVATE & CONFIDENTIAL


                                                                  August 6, 1996




                                 SUPPORT LETTER




TO: EACH OF THE SHAREHOLDERS OF GRANGES INC. AND DA CAPO RESOURCES LTD. SHOWN IN SCHEDULE A (collectively, the "Shareholders")




                 Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") propose to enter into an agreement (the "Definitive Agreement") providing for the amalgamation (the "Amalgamation") of Granges and Da Capo to become effective under the provisions of the British Columbia Company Act (the "Act").

                 Under the Amalgamation, each issued and outstanding common share of Granges will be exchanged for one common share in the capital of the amalgamated company ("Amalco") and each issued and outstanding common share of Da Capo will be exchanged for two common shares in the capital of Amalco.

                 This letter is intended to set out the terms and conditions of the agreement of the shareholders (the "Shareholders") of Granges and Da Capo identified in Schedule "A" hereto on a several basis: (i) to support the Amalgamation, including any Alternative Transaction (as defined in section 1.3); (ii) to vote their common shares (the "Shares") in Granges or Da Capo as set out opposite each Shareholder's name in Schedule "A" in favour of the Amalgamation and any Alternative Transaction; and (iii) to abide by the restrictions and covenants set forth herein.

1.               SHAREHOLDER COMMITMENTS TO THE AMALGAMATION

1.1 Commitment, Non-Solicitation. Each Shareholder severally covenants that until the date upon which the certificate is issued under the Act giving effect to the Amalgamation (the "Effective Date"):

         (a) except to the extent permitted hereunder, the Shareholder will not take any steps, directly or indirectly, which may in any way adversely affect, and will use his, her or its reasonable endeavours, as the case may be, to complete successfully, the transactions contemplated hereby and to be contemplated in the Definitive Agreement; provided, however, that nothing herein contained shall restrict or limit any Shareholder from carrying out his or her duties as an officer, employee or director of Granges or Da Capo or their respective subsidiaries in the ordinary course of business;

         (b) the Shareholder will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Granges or Da Capo or their respective subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving Granges or Da Capo or any of their respective subsidiaries and any other party (each an "Extraordinary Business Combination"). The Shareholder will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. If the Shareholder receives any such inquiry, submission, proposal or offer, the

                  Shareholder will promptly notify Granges and Da Capo in
                 writing of all relevant details relating thereto; and

         (c) the Shareholders will use all reasonable efforts to assist Granges and Da Capo to complete the Amalgamation or an Alternative Transaction as the case may be.

1.2 Voting. Each Shareholder severally covenants that he, she or it will vote his, her or its Shares in favour of the Amalgamation at each meeting or adjournment or adjournments thereof (the "Meeting") of holders of shares of Granges or Da Capo, as the case may be, to be held to consider the Amalgamation.

1.3 Change In Nature of Transaction. Each Shareholder agrees that if Granges and Da Capo mutually agree that it is necessary or desirable to proceed with another form of transaction (an "Alternative Transaction") whereby either Granges or Da Capo or any of their respective affiliates is effectively to acquire 100% of the Common Shares of the other and merge such entities on economic terms (including tax treatment) which, in relation to the Shareholders, are substantially equivalent to or better than those contemplated by the Agreement, and provided that the consideration paid to shareholders of either continues to be satisfied in common shares of the other, such Shareholder will support the completion of such Alternative Transaction in the same manner as the Amalgamation.

1.4 Meeting of Shareholders. If the Alternative Transaction involves a meeting or meetings of holders of shares of Da Capo, each Shareholder who holds shares of Da Capo agrees to vote in favour of any matters necessary or ancillary to the completion of the transactions contemplated by the Alternative Transaction.

1.5 Change of References. In the event of any proposed Alternative Transaction, the references in this agreement to "Amalgamation" shall be changed to "Alternative Transaction" and all terms covenants, representations and warranties of this agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction. All references to the "Effective Date" herein shall also refer to the date of closing of the transactions contemplated by the Alternative Transaction.

1.6 No Dissent. Each Shareholder covenants that he, she or it will not exercise any rights of dissent provided under sections 231 and 273 of the Act with respect to the Amalgamation or any Alternative Transaction.

2.               GENERAL

2.1 Personal Warranties. By executing this Agreement, each Shareholder severally represents and warrants to Granges that such Shareholder has the sole right to vote his, her or its Shares at the Meeting. To such Shareholder's knowledge, Da Capo has not failed to disclose any material adverse information in regard to the operations of Da Capo and its subsidiaries which would reasonably have been expected to cause Granges not to enter into the Definitive Agreement. By executing this Agreement, each Shareholder who holds shares of Granges represents and warrants to Da Capo that such Shareholder has the sole right to vote his, her or its Shares at the Meeting. To such Shareholder's knowledge, Granges has not failed to disclose any material adverse information in regard to the operations of Granges and its subsidiaries which would reasonably have been expected to cause Da Capo not to enter into the Agreement.

2.2 Transfer of Shares. Each Shareholder who accepts this Agreement agrees with Granges and Da Capo that he, she or it will not during the term of this Agreement transfer or assign or agree to transfer or assign any of the Shares without the prior consent of Granges and Da Capo, which consent shall not be unreasonably withheld if it is sought for bona fide tax, estate or family asset planning purposes which does not prejudice, directly or indirectly, Granges or Da Capo; provided however that such consent is not necessary if the transfer is (i) to a holding company beneficially owned by the Shareholder; or (ii) a transfer by a Shareholder, which is a holding company, to a shareholder who controls the holding company, where such holding company or shareholder of such holding company, as the case may be, executes this Agreement. Where the Shareholder is a corporation, family member or other entity and the employee which is associated with such corporation, family member or entity also executes such agreement, the employee agrees that except as hereinbefore contemplated:

                 (i) he or she will not transfer or assign or agree to transfer or assign and will cause any other person not to transfer or assign or agree to transfer or assign any shares of such corporation and not to transfer or assign or agree to transfer or assign any interests in such entity which owns securities of Granges or Da Capo; and

                 (ii) he or she will cause any family member not to transfer or assign or agree to transfer or assign any securities of Granges or Da Capo;

without the prior consent of Granges and Da Capo.

2.3 Shareholders Which are Not Individuals. Where the Shares are not owned by an employee of Granges or Da Capo or a subsidiary of Granges or Da Capo but are owned by a Shareholder which is a corporation, family member or other entity with whom such employee is associated, then the acceptance of this Agreement by such Shareholder shall be effective only if this Agreement is also executed by such employee. The execution of this Agreement by an employee of Granges or Da Capo or a subsidiary of Granges or Da Capo who is associated with the Shareholder which owns the Shares will also constitute an unconditional guarantee by such employee of the obligations of the Shareholder under this Agreement.

2.4 Acquired Shares. Each Shareholder agrees that any shares of Granges or Da Capo purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, shall be subject to the terms of this Agreement to the same extent as if they constituted Shares. Each Shareholder agrees not to purchase or sell any shares of Granges or Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.5 Standstill. Granges agrees not to purchase or sell any shares of Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated. Da Capo agrees not to purchase or sell any Shares of Granges until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.6 Disclosure. No disclosure of this Agreement and any resulting agreement shall be made by Granges, Da Capo or the Shareholders or any corporation, family member or other entity which is associated with the Shareholders except as may be required by applicable law or regulatory authorities. The parties shall coordinate the making and dissemination of any public announcement relating to the subject matter of this Agreement.

2.7 Time of the Essence. Time shall be of the essence of this Agreement.

2.8 Termination Date. It is intended that the Effective Date shall occur as soon as is practicable following receipt of the appropriate shareholder, court and regulatory approvals but not later than December 31, 1996 unless such date is extended under the Definitive Agreement.

2.9 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                            ________________________

                 If the terms and conditions of this letter are acceptable to you please indicate your acceptance by dating and signing the same as noted above.

                                    Yours very truly,

                                    GRANGES INC.


                                    By: ___________________________


                                    DA CAPO RESOURCES LTD.


                                    By: ___________________________

                          ________________________


         We irrevocably agree with and accept the terms of this letter.


ATLAS CORPORATION                                  ____________________________
                                                            ROSS BEATY

By: _________________________                      416554 B.C. LTD.


                                                   By: _________________________


                                                   KESTREL HOLDINGS LTD.


                                                   By: _________________________

                                   SCHEDULE A


                              DA CAPO SHAREHOLDERS


SHAREHOLDER                             NUMBER OF DA CAPO COMMON SHARES
-----------                             -------------------------------
Ross Beaty                                          800,000
416554 B.C. Ltd.                                  3,497,308
Kestrel Holdings Ltd.                               124,000





                              GRANGES SHAREHOLDERS


SHAREHOLDER                             NUMBER OF GRANGES COMMON SHARES
-----------                             -------------------------------
Atlas Corporation                                 12,714,900

                                   SCHEDULE 2

                        DIRECTORS AND OFFICERS OF AMALCO


                    NAME                                 OFFICE
                    ----                                 ------
  David R. Sinclair                   Director and Chairman of the Board
  Ross J. Beaty                       Director and Vice Chairman of the Board
  Michael B. Richings                 Director, President and Chief Executive
                                      Officer
  William M. Calhoun                  Director
  James H. Dunnett                    Director
  C. Thomas Ogryzlo                   Director
  Keith Steeves                       Director
  Alan G. Thompson                    Director
  Peter Walton                        Director
  Amjad J. Ali                        Vice President, Finance and Chief
                                      Financial Officer
  Nancy A. Larson                     Corporate Secretary/Manager Investor
                                      Relations
  Ronald J. McGregor                  Vice President, Operations and Development